UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2014

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Rd., Keego Harbor, Michigan 48320
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On July 13, 2014, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of July 1, 2014: (i) Third Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $6,000,000 to the Registrant, subject to certain conditions, and (ii) a Fourth Amended and Restated Senior Secured Convertible Promissory Note. The Fourth Amendment to Loan Agreement amends and restates the Third Amendment to Loan Agreement, which was entered into with HEP Investments on March 17, 2014 and disclosed in the Registrant’s Annual Report on Form 10-K filed on March 31, 2014.

As of March 31, 2014, the Lender had advanced the Registrant $4,050,000. As disclosed in the Form 10-Q for the quarter ended March 31, 2014, filed on May 14, 2014, HEP Investments has advanced these monies under the following terms:

A.

$2,660,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.12 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

B.

$640,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.22 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

C.

$750,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.30 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

On July 13, 2014, the Lender agreed to increase the amount of the facility to $6,000,000, with the last $1,950,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.15 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum. As of July 16, 2014 $1,035,000 of this funding has been made available to the Registrant.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay the following fees in connection with the Loan transaction (when the final $1,950,000 in funding is achieved): (i) a $175,000 closing fee, consisting of $105,300 in cash, and $70,200 paid in shares of common stock, which will be accomplished by the issuance of 468,000 shares of common stock valued at $.15 per share.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan. These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 8.01

Other Events

On July 17, 2014, the Company released a Press Release, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated July 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date: July 17, 2014

By:

/s/ Philip M. Rice

Philip M. Rice, II, Chief Financial Officer

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